Exhibit 10.2

EXECUTION VERSION

Nomura Global Financial Products Inc.

c/o Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

5th Floor

New York, NY 10019

March 5, 2014

To:	Cowen Group, Inc.
599 Lexington Avenue
21st Floor
New York, NY 10022
	Facsimile No.:	(212) 845-7999; (212) 201-4840
	Attention:	Stephen Lasota, Chief Financial Officer
	Telephone No.:	(212) 845-7917

Re:                             Amendment to Call Option Transaction

This letter agreement (this “Amendment”) amends the terms and conditions of the transaction (the “Transaction”) evidenced by the letter agreement re: Call Option Transaction between Nomura Global Financial Products Inc. (“Nomura”) and Cowen Group, Inc. (“Counterparty”) dated as of March 4, 2014 (the “Confirmation”).  Solely for the purpose of this Amendment, other than Section 2 below, “Trade Date” means March 5, 2014.

1.                                      Definitions.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

2.                                      Representations and Warranties of Counterparty.        Each of the representations and warranties made pursuant to the Agreement and the Confirmation on the Trade Date and/or the Premium Payment Date are hereby deemed to be repeated on the date hereof and/or on the Premium Payment Date, as the case may be, as if:

(a)                                 References in the Confirmation to “the Trade Date” and “the date hereof” and the reference in the Agreement to “each date on which a Transaction is entered into”, in each case, were references to the date hereof;

(b)                                 References in the Agreement to “this Agreement” (1) in the context of execution and delivery thereof, were references to this Amendment and (2) in all other contexts, were references to the Agreement, as supplemented by the Confirmation, as amended by this Amendment; and

(c)                                  References in the Confirmation (1) to “the Transaction” were references to the Transaction, as the terms thereof are amended by this Amendment and (2) to “this Confirmation” (or related references, such as “hereunder” or “hereby”) (x) in the context of execution and delivery thereof, were references to this Amendment and (y) in all other contexts, were references to the Confirmation as amended by this Amendment.

3.                                      Amendments.  The Confirmation is hereby amended as follows:

(a)                                 The number “130,000” opposite the caption “Number of Options” in Section 2 of the Confirmation is hereby replaced with the number 149,500.

(b)                                 The figure “USD 31,052,408.93” opposite the caption “Premium” in Section 2 of the Confirmation is hereby replaced with the figure USD 35,710,270.27.

4.                                      Opinions.  Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Premium Payment Date, in a form reasonably satisfactory to Dealer.  In respect of obligations under the Confirmation as amended by this Amendment, delivery of such opinion to Dealer shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each such obligation of Dealer under Section 2(a)(i) of the Agreement.

5.                                      Effectiveness.  Subject to the immediately succeeding sentence, this Amendment shall become effective upon execution hereof by the parties hereto.  In the event that the sale of “Additional Securities” (as such term is defined in the Purchase Agreement) is not consummated by Counterparty and the Initial Purchasers for any reason, or Counterparty fails to deliver the opinion of counsel as required under Section 4 above, in each case by 5:00 p.m. on the Premium Payment Date, or such later date as agreed by the parties (the Premium Payment Date or such later date, the “Amendment Early Unwind Date”), the amendments in Section 3 hereof shall be null and void, and, subject to Section 9(s) of the Confirmation, the Transaction shall remain and continue in full force and effect as if this Amendment had not been entered into; provided that Counterparty shall purchase from Dealer on the Amendment Early Unwind Date all Shares purchased by Dealer or one or more of its affiliates on account of the increase in the Number of Options pursuant to Section 3(a) hereof at the then prevailing market price.  Subject to the immediately preceding sentence, all references in the Confirmation to “the Transaction” are deemed to be references to the Transaction as amended hereby, and all references to “the Confirmation” are deemed to be references to the Confirmation as amended hereby.  Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

6.                                      Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

7.                                      Governing Law.  The provisions of this Amendment shall be governed by the laws of the State of New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment and returning it to us.

Very truly yours,

Nomura Global Financial Products Inc.

By:	/s/ Thomas Bailey
Authorized Signatory
Name: Thomas Bailey

Accepted and confirmed
as of the Trade Date:

Cowen Group, Inc.

By:	/s/ Peter A. Cohen
Authorized Signatory
Name: Peter A. Cohen